                                                                    EXHIBIT 21.1


                  LIST OF REGISTRANTS SIGNIFICANT SUBSIDIARIES


Name of Subsidiary                            Place of Incorporation
------------------                            ----------------------

Pan African Resources Corporation             Yukon Territory, Canada

Guyanor Ressources S.A.                       France





                           BALANCE OF PAGE LEFT BLANK